Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 and the related notes thereto have been derived by the application of pro forma adjustments based upon the historical financial statements of Builders FirstSource, Inc. (“Builders”) and ProBuild Holdings, Inc. (the “ProBuild Parent”), of which ProBuild Holdings LLC (“ProBuild”) is a wholly-owned subsidiary, after giving effect to the transactions contemplated by the Securities Purchase Agreement dated as of April 13, 2015, by and between Builders, ProBuild and the holders of ProBuild’s securities named as parties thereto (the “ProBuild Acquisition Transactions”), in connection with the acquisition by Builders of all of the operating affiliates of ProBuild through  the purchase of all of the issued and outstanding equity interests of ProBuild for approximately $1.63 billion, subject to certain adjustments (the “ProBuild Acquisition”) and related adjustments described in the following notes, and are intended to reflect the impact of the ProBuild Acquisition Transactions on Builders on a pro forma basis.

On July 31, 2015 (the “Closing Date”), Builders completed the ProBuild Acquisition and the ProBuild Acquisition Transactions. For more information, see Item 2.02 of Builders’ current report on Form 8-K dated July 31, 2015.

Changes in assumptions described below with respect to the ProBuild Acquisition Transactions would result in changes to various components of the unaudited pro forma condensed combined statement of operations, including interest expense and earnings per share. Depending upon the nature of the changes, the impact on the unaudited pro forma condensed combined financial information could be material.

The final purchase price allocation for the ProBuild Acquisition Transactions is still preliminary and will depend on final asset and liability valuations, which may depend in part on prevailing market rates and conditions. These final valuations will be based on the actual net tangible and intangible assets that exist as of the Closing Date. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed, and could result in a change to the unaudited pro forma condensed combined financial information, including goodwill. The result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

The unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to Builders’ historical consolidated financial information that are (i) directly attributable to the ProBuild Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results. The differences between the actual valuations and the current estimated valuations used in preparing the unaudited pro forma condensed combined financial information may be material and will be reflected in Builders’ future balance sheets and may affect amounts, including depreciation and amortization expense, which Builders will recognize in its statement of operations following the acquisition. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial position of Builders that would have been reported had the ProBuild Acquisition Transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Builders. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and cost savings that Builders may achieve with respect to combining the companies or costs to integrate the business. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

The unaudited pro forma condensed combined financial information is provided for informational and illustrative purposes only and should be read in conjunction with the audited consolidated financial statements and the notes related thereto for Builders and ProBuild for the years ended December 31, 2012, 2013 and 2014, each of which, for Builders, is included in Builders’ annual reports filed on Form 10-K for the respective year, and for ProBuild, in Exhibit 99.1 to the Builders’ current report on Form 8-K dated May 28, 2015 , and the unaudited condensed consolidated financial statements and the notes related thereto for the nine months ended September 30, 2015, which, for Builders, are included in Builders’ quarterly report on Form 10-Q, and for the six months ended June 30, 2015 for ProBuild, which are included in Exhibit 99.2 to this current report on Form 8-K.

The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014  combines Builders’ historical results for the year ended December 31, 2014 with the ProBuild Parent’s historical results for the year ended December 31, 2014  and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015 combines Builders’ historical results for the nine months ended September 30, 2015 with the ProBuild Parent’s historical results for the seven months ended July 31, 2015, prior to the date of acquisition of ProBuild by Builders. The unaudited pro forma condensed combined statement of operations gives effect to the ProBuild Acquisition Transactions as if they had been consummated on January 1, 2014.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Builders. These accounting policies are similar in most material respects to those of ProBuild. Following the ProBuild Acquisition, Builders has conducted a preliminary review of the ProBuild accounting policies. As a result of finalizing that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statement.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical
	Builders FirstSource Nine Months Ended September 30, 2015	ProBuild Holdings Seven Months Ended July 31, 2015	Presentation Reclassification	Pro Forma Adjustments	Note Ref	Pro Forma Combined Company
		(in thousands, other than per share amounts)
Statement of Operations Data:
Net sales	$2,108,570	$2,502,367	$—	$—		$4,610,937
Cost of sales	1,589,449	1,823,371	24,331	7,398	4(c), 5(a)	3,444,549
Gross margin	519,121	678,996	(24,331)	(7,398)		1,166,388
Selling, general and administrative expenses	464,299	623,599	(24,331)	(10,467)	4(c), 5(b), 5(c)	1,053,100
Income (loss) from operations	54,822	55,397	—	3,069		113,288
Interest expense	(66,185)	(29,982)	—	(41,748)	5(d)	(137,915)
Interest income	—	—	—	—		—
Other income	—	8,097	—	—		8,097
Income (loss) from continuing operations before income tax	(11,363)	33,512	—	(38,679)		(16,530)
Income tax (expense) benefit	(990)	(1,523)	—	—	5(e)	(2,513)
Loss from continuing operations	(12,353)	31,989	—	(38,679)		(19,043)
Income from discontinued operations	102	—	—	—		102
Net loss	$(12,251)	$31,989	$—	$(38,679)		$(18,941)
Basic net loss per share:
Loss from continuing operations	$(0.12)					$(0.18)
Income (loss) from discontinued operations	—					—
Net loss	$(0.12)					$(0.18)
Diluted net loss per share:
Loss from continuing operations	$(0.12)					$(0.18)
Loss from discontinued operations	—					—
Net loss	$(0.12)					$(0.18)
Weighted average common shares outstanding:
Basic	101,096			7,111	5(f)	108,207
Diluted	101,096			7,111	5(f)	108,207

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2014

	Historical
	Builders FirstSource	ProBuild Holdings	Presentation Reclassification	Pro Forma Adjustments	Note Ref	Pro Forma Combined Company
	(in thousands, other than per share amounts)
Statement of Operations Data:
Net sales	$1,604,096	$4,478,723	$—	$—		$6,082,819
Cost of sales	1,247,099	3,323,726	39,547	(3,600)	4(a), 5(a)	4,606,772
Gross margin	356,997	1,154,997	(39,547)	3,600		1,476,047
Operating expenses:
Selling, general and administrative expenses	306,508	1,084,052	(50,719)	32,093	4(a), 4(b), 5(b)	1,371,934
Facility closure costs	471	—	11,172	—	4(b)	11,643
Total operating expenses	306,979	1,084,052	(39,547)	32,093		1,383,577
Income (loss) from operations	50,018	70,945	—	(28,493)		92,470
Interest expense	(30,349)	(54,728)	—	(92,889)	5(d)	(177,966)
Interest income	—	3,271	—	—		3,271
Other income	—	6,318	—	—		6,318
Income (loss) from continuing operations before income tax	19,669	25,806	—	(121,382)		(75,907)
Income tax (expense) benefit	(1,111)	(596)	—	—	5(e)	(1,707)
Income (loss) from continuing operations	18,558	25,210	—	(121,382)		(77,614)
Loss from discontinued operations	(408)	—	—	—		(408)
Net income (loss)	$18,150	$25,210	$—	$(121,382)		$(78,022)
Basic net income (loss) per share:
Income (loss) from continuing operations	$0.19					$(0.73)
Loss from discontinued operations	—					—
Net income (loss)	$0.19					$(0.73)
Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.18					$(0.73)
Loss from discontinued operations	—					—
Net income (loss)	$0.18					$(0.73)
Weighted average common shares outstanding:
Basic	98,050			9,097	5(f)	107,147
Diluted	100,522			7,074	5(f)	107,596

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of Transaction

On July 31, 2015, Builders acquired all of the operating affiliates of ProBuild through the purchase of all issued and outstanding equity interests of ProBuild for $1.63 billion in cash, subject to certain adjustments. The purchase price was funded with the net cash proceeds from (i) the sale of $700.0 million in aggregate principal amount of 10.75% senior unsecured notes due 2023 (the “2023 notes”), (ii) entry into a $600.0 million term loan credit agreement (the “2015 term loan”) provided by a syndicate of financial institutions led by Deutsche Bank AG, New York Branch, as administrative and collateral agent, (iii) a $295.0 million draw on an amended and restated $800.0 million senior secured revolving credit facility (the“2015 facility”) provided by a syndicate of financial institutions led by SunTrust Bank as administrative and collateral agent, and (iv) a public offering of 9.2 million new shares of our common stock at an offering  price of $12.80 per share (the “equity offering”). In connection with these financing transactions, Builders incurred approximately $64.9 million of various third-party fees and expenses.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information included herein has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

3.	Accounting Policies

Following the ProBuild Acquisition, Builders conducted a preliminary review of accounting policies of ProBuild in an effort to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets or liabilities to conform to the Builders’ accounting policies and classifications. As a result of finalizing that review, Builders may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the Unaudited pro forma condensed combined financial information. During the preparation of the unaudited pro forma condensed combined financial information, Builders identified a significant difference in accounting policy in regards to accounting for inventory. Builders accounts for the cost of inventory using the weighted average method, the use of which approximates the first-in, first-out method. Historically, ProBuild accounted for the cost of inventory using last-in, first-out method. An adjustment has been made in the unaudited pro forma condensed combined financial information to conform the historical ProBuild inventory cost policy to Builders.

4.	Reclassifications of Historical ProBuild

The audited combined financial statements of the ProBuild reflect all of the operations of the business acquired by Builders. Financial information presented in the “Historical ProBuild” column in the unaudited pro forma condensed combined statement of operations represents the historical combined statement of operations of ProBuild for the year ended December 31, 2014 and for the seven months ended July 31, 2015 prior to the date of acquisition of ProBuild by Builders. Such financial information has been reclassified or classified to conform to the historical presentation in the Builders’ consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of ProBuild.

Reclassifications incorporated in the ProBuild unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014:

	Before Reclassification	Reclassification Amount	Ref	After Reclassification
Cost of sales	$3,323,726	$39,547	(a)	$3,363,273
Selling, general and administrative	1,084,052	(50,719)	(a),(b)	1,033,333
Facility closure costs	—	11,172	(b)	11,172

Reference:

(a)

Represents reclassification of $39.5 million from “Selling, general and administrative expenses” to “Costs of sales” primarily related to manufacturing overhead, including indirect labor and benefits, rent and facility costs.

(b)	Represents reclassification of $11.2 million from “Selling, general and administrative expenses” to “Facility closure costs” related to facility closures and related overhead.

Reclassifications incorporated in the Pro Build unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015:

	Before Reclassification	Reclassification Amount	Ref	After Reclassification
Cost of sales	$1,823,371	$24,331	(c)	$1,847,702
Selling, general and administrative	623,599	(24,331)	(c)	599,268

Reference:

(c)

Represents reclassification of $24.3 million from “Selling, general and administrative expenses” to “Costs of sales” primarily related to manufacturing overhead, including indirect labor and benefits, rent and facility costs.

5.	Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

(a)

Historically, ProBuild reported inventory cost on a last-in, first-out basis. This adjustment conforms the inventory cost basis to first-in, first- out as a decrease to cost of sales of $6.5 million and an increase to cost of sales of $5.9 million for the year ended December 31, 2014 and for the nine months ended September 30, 2015, respectively.

Adjustment also represents incremental depreciation of production-related assets of $2.9 million and $1.5 million, based on the fair value of property, plant and equipment, for the year ended December 31, 2014 and for the nine months ended September 30, 2015, respectively.

(b)

In accordance with ASC 805, the purchase price of ProBuild will be allocated to the fair value of its assets and liabilities. The fair value of property, plant and equipment was approximately $655.0 million and the fair value of intangible assets, net was approximately $301.7 million. This adjustment increases selling, general and administrative expenses for incremental depreciation and amortization expense based on the fair value of property, plant and equipment and definite-lived intangible assets acquired as follows:

	Year Ended December 31, 2014
	Net Property and Equipment	Intangible Assets, Net
ProBuild preliminary fair value	$655,037	$301,700
Estimated pro forma depreciation and amortization	$79,001	$18,790
Portion attributable to cost of sales	(7,900)	—
Pro forma attributable to selling, general and administrative expenses	71,101	18,790
Historical depreciation and amortization	(48,313)	(9,485)
Incremental depreciation and amortization attributable to selling, general and administrative expenses	$22,788	$9,305

	Nine Months Ended September 30, 2015
	Net Property and Equipment	Intangible Assets, Net
ProBuild Preliminary fair value	$655,037	$301,700
Estimated pro forma depreciation and amortization	$46,084	$10,961
Portion attributable to cost of sales	(4,609)	—
Pro forma attributable to selling, general and administrative expense	41,475	10,961
Historical depreciation and amortization	(28,147)	(2,183)
Incremental depreciation and amortization attributable to selling, general and administrative expenses	$13,328	$8,778

Depreciable property and equipment is expected to be amortized on a straight-line basis over an estimated average useful life of 4 years, except building assets which have an average useful life of 39 years. Intangible assets are expected to be amortized on an accelerated basis approximating the underlying cash flow assumptions, except tradename intangible assets which will be amortized on a straight-line basis, over estimated useful lives of 10-20 years. ProBuild historical depreciation and amortization expense for the nine months ended September 30, 2015 was comprised of $24.3 million and $3.8 million of depreciation expense for the six month period ended June 30, 2015 and the one month period ended July 31, 2015, respectively, and $1.9 million and $0.3 million of amortization expense for the six month period ended June 30, 2015 and the one month period ended July 31, 2015, respectively.

(c)

Selling, general and administrative expense has been adjusted to exclude non-recurring transaction-related expenses of $32.6 million ($20.3 million incurred by Builders and $12.3 million incurred by ProBuild) during the nine months ended September 30, 2015.

(d)

To consummate the ProBuild Acquisition, Builders entered into a $600.0 million 2015 term loan and the $800.0 million 2015 facility, of which, $295.0 million was drawn on the date of the ProBuild Acquisition and issued $700.0 million of 2023 notes. Interest on the 2015 term loan and 2015 facility is variable, while interest on the 2023 notes is fixed. Borrowings made in connection with the ProBuild Acquisition Transactions reflect an assumed weighted average interest rate of approximately 7.3%. The following pro forma adjustment to the unaudited pro forma condensed combined statement of operations is shown below.

Year Ended December 31, 2014
Interest expense on financing incurred in connection with the ProBuild Acquisition Transactions at 7.3%	$119,507
Interest expense on ProBuild lease finance obligations	20,982
Reverse interest expense recorded in ProBuild’s historical results	(54,728)
Reverse interest expense recorded in the Builders’ historical results related to the existing revolver	(1,283)
Amortization of deferred financing costs and original issue discount recorded in connection with the ProBuild Acquisition Transactions	8,411
Total pro forma adjustment to interest expense	$92,889

Nine Months Ended September 30, 2015
Interest expense on financing incurred in connection with the ProBuild Acquisition Transactions at 7.3%	$69,712
Interest expense on ProBuild lease finance obligations	12,240
Reverse interest expense recorded in ProBuild’s historical results	(29,982)
Reverse interest expense recorded in Builders’ historical results related to the existing revolver	(1,028)
Amortization of deferred financing costs and original issue discount recorded in connection with the ProBuild Acquisition Transactions	4,906
Reverse interest expense recorded in Builders’ and ProBuild’s historical results related to non-recurring transaction-related expenses	(14,100)
Total pro forma adjustment to interest expense	$41,748

Builders estimates the weighted average interest rate on the new debt incurrence to be approximately 7.3%. A hypothetical 1/8% increase or decrease in the expected weighted average interest rate on financing incurred in connection with the Transactions, including from an increase in LIBOR (excluding the impact of the LIBOR floor), would increase or decrease interest expense on Builders’ financing by approximately $2.5 million annually.

Interest expense recorded in ProBuild’s historical results for the nine months ended September 30, 2015 was comprised of $25.7 million and $4.3 million for the six month period ended June 30, 2015 and the one month period ended July 31, 2015, respectively.  Further, interest expense on ProBuild lease finance obligations for the nine months ended September 30, 2015 was comprised of $10.8 million and $1.4 million for the six month period ended June 30, 2015 and the one month period ended July 31, 2015, respectively.

(e)

For purposes of this unaudited pro forma combined financial data, the United States federal statutory tax rate of 35% has been used for all periods presented and then the income tax benefit has been fully reserved given the historical operating losses of Builders. This rule does not reflect Builders’ effective tax rate, which includes other tax items, such as state taxes, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact Builders.

(f)

Basic and diluted earnings per share calculations are computed using the two-class method and are based on Builders’ historical basic and diluted weighted-average shares plus the new shares issued as part of the ProBuild Acquisition. The ProBuild Acquisition includes the issuance of approximately $111.3 million of new equity, net of issuance costs, at a price of $12.80 per share, or 9.2 million shares. The incremental common shares used in the pro forma earnings per share calculations differ from the 9.2 million shares issued for the ProBuild Acquisition. The difference reflects the change in pro forma weighted average shares outstanding after giving effect to the pro forma net loss and the pro forma share issuance.
6.	Supplemental Historical ProBuild Information

The following table provides supplemental detail of the historical ProBuild unaudited condensed statement of operations for the six months ended June 30, 2015 and for the month ended July 31, 2015 (in thousands):

	Six Months Ended June 30, 2015	One Month Ended July 31, 2015	Seven Months Ended July 31, 2015
Statement of Operations Data:
Net sales	$2,079,459	$422,908	$2,502,367
Cost of sales	1,519,152	304,219	1,823,371
Gross margin	560,307	118,689	678,996
Selling, general and administrative expenses	514,022	109,577	623,599
Income from operations	46,285	9,112	55,397
Interest expense	(25,716)	(4,266)	(29,982)
Interest income	—	—	—
Other income	7,054	1,043	8,097
Income from continuing operations before income tax	27,623	5,889	33,512
Income tax expense	1,292	231	1,523
Income from continuing operations	26,331	5,658	31,989
Net income	$26,331	$5,658	$31,989